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                                                                     EXHIBIT 2.6

                               ARTICLES OF MERGER
                                       OF
                             NEENAH FOUNDRY COMPANY
                                      INTO
                               NEENAH CORPORATION

                  The undersigned, NEENAH CORPORATION ("Neenah"), a Wisconsin corporation and NEENAH FOUNDRY COMPANY ("NFC"), a Wisconsin corporation and the wholly owned subsidiary of Neenah, each give notice of corporate action effecting the merger of NFC into Neenah, and acting by their respective officers and pursuant to Section 180.1105 of the Wisconsin Business Corporation Law, hereby certify, each with respect to the facts and acts relating to it, the following:

                  1.       Plan of Merger.

                  (a) The surviving corporation shall be Neenah and it shall be governed by the laws of the State of Wisconsin.

                  (b) The terms and conditions of the merger, the manner and basis of exchanging shares of each corporation into shares and cash, and other provisions relating to the merger are set forth in the Merger Agreement which is attached as Addendum A hereto and which is incorporated herein by reference.

                  2. Approval of Merger Agreement. The Merger Agreement has been adopted and approved by the respective boards of directors and approved by the respective shareholders of Neenah and NFC in accordance with Section
180.1103 of the Wisconsin Business Corporation Law.

                  3. Effective Time. The merger shall be effective upon the filing of these Articles of Merger with the State of Wisconsin Department of Financial Institutions.
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                  IN WITNESS WHEREOF, each of the parties hereto has caused
these Articles of Merge to be executed on its behalf by its respective duly authorized officers, this __ day of ________, 1997.


                                    NEENAH CORPORATION



                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    Attest:
                                           --------------------------------

                                                               , Secretary
                                           --------------------


                                    NEENAH FOUNDRY COMPANY



                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    Attest:
                                           --------------------------------

                                                               , Secretary
                                           --------------------

This document was drafted by:
Kirkland & Ellis
Citicorp Center
153 East 53rd Street
New York, New York 10022-4675

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